Exhibit 99.2

Where Food Comes From, Inc.

2025 Fourth Quarter and Full Year Conference Call

Call date: Thursday February 26, 2026

Call time: 10:00 a.m. Mountain Time

Jay Pfeiffer – Investor Relations

Good morning and welcome to the Where Food Comes From 2025 fourth quarter and full year earnings call.

Joining me on the call today are CEO John Saunders, President Leann Saunders, and Chief Financial Officer Dannette Henning.

During this call we’ll make forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about financial performance, growth strategy, customers, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information.

I’ll now turn the call over to John Saunders.

John Saunders

Hello and thank you for joining the call today.

This morning, we announced 2025 financial results that included total revenue of $24.9 million and net income of $1.5 million, or 30 cents per share. Once again, the steady growth we’re achieving in new customer wins and non-beef-related revenue streams was offset by the impact that smaller herd sizes and tariffs are having on our beef-related verification activity.

Fourth quarter revenue was particularly impacted by the unexpected closing of a packing plant that has been an important contributor to our NHTC, Natural and EU export certification programs. That closing had a significant impact on prior internal projections management and the Board used to formulate discretionary bonuses for the year. Accordingly, executive management determined to return their bonus compensation to the Company. As a result, the income statement in our first quarter 10Q will benefit from a reduction to compensation expense in the selling, general and administrative category.

As we’ve been discussing on our earnings calls over the past couple of years, herd sizes have been steadily shrinking due to drought, increasing production costs and other factors, and today the US cattle supply is at a 70-year low. The shrinking supply, in turn, has led to record high beef prices, and in this environment some ranchers have opted to reduce their investment in certain verifications that we provide, and this is impacting both our verification and tag sales.

There are indications that the herd contraction phase of the cattle cycle is at or near a bottom and the industry should begin rebuilding the cattle supply over the next couple of years. In preparation for this recovery, we have been expanding our services portfolio with new certifications and working on other protein programs that we believe will position us for accelerated growth as the recovery gains momentum.

I want to highlight a few of these initiatives to give you an idea why we remain confident in the future of Where Food Comes From as both a growth Company and as the food verification industry leader.

Last month we announced the launch of RaiseWell Certified, an innovative new standard for animal care, verified natural raising practices, and transparent, fully traceable supply chains. The program is designed for brands, high-end retailers and foodservice operators that want to differentiate their products on integrity, quality, and certified production practices. RaiseWell requires animals to be responsibly raised at every stage of life, with rigorous animal care requirements, no antibiotics or added hormones, and verified as to source of origin – all with the aim of creating traceability throughout supply chains that retailers and consumers can trust. We are rolling out RaiseWell in stages beginning with beef and expanding over time to poultry, eggs, dairy, and pork.

We followed up that news last week with an announcement that Whole Foods Market became the first major retailer to adopt the RaiseWell program. Whole Foods is widely recognized as a pioneer in advancing farm animal welfare, so its adoption of RaiseWell is an important endorsement for the program that we believe will lead to adoption by other leading retailers as time goes on.

RaiseWell Certified seamlessly integrates with our CARE Certified standard, giving producers and retailers the option to bundle claims and create a unified, audit-ready package that can include pasture-raised, outdoor access, grass-fed, and other verified livestock-raising attributes.

Another promising initiative on the beef side of things is a new collaboration with global automotive leather supplier Pangea – in concert with Walmart and Prime Pursuits – to introduce CARE Certified sustainable leather to US automotive brands. This first-of-its-kind program, entitled “Transparency in Motion,” leverages data-driven, verifiable practices to confirm exactly how its materials are raised, cared for, and processed — making Pangea the first leather provider in North America to achieve traceability at this level. By becoming CARE Certified, ranchers can not only enhance the value of their herds but also connect with consumers who increasingly prioritize sustainable practices and ethical sourcing.

I want to touch on one other beef-centric initiative that we continue to advance slowly but surely, and that involves animal disease traceability. I’ll remind you that the United States is the only major cattle producing country that does not have a mandatory traceability program that is so essential to managing and containing an animal disease outbreak. We have invested significant time and resources over the years to position ourselves as an integral player in what we believe is the inevitable adoption of a formal ADT program in the U.S. Our IMI Global unit is far and away the most experienced player in this space, having the technology, systems and procedures already in place and in practice that can be quickly brought to bear in a comprehensive national animal disease traceability program.

We are now working closely with U.S. CattleTrace, a producer-led, private industry database, to strengthen cattle traceability and support a secure U.S. beef supply. Unlike traditional point-to-point traceability systems, U.S. CattleTrace enables contact tracing, allowing animal health officials to identify animals and locations that may have been exposed during a disease event. This capability is critical for responding to highly contagious diseases such as Foot and Mouth Disease.

IMI Global serves as the administrator for U.S. CattleTrace. We provide the technical infrastructure and operational expertise needed to manage traceability securely while ensuring producers retain control, governance remains producer-driven, and data privacy is protected. Together we are engaging with US government representatives and entities to explore ways to advance and formalize an ADT solution.

The cattle industry is going through a period of disruption unlike any other in our lifetime. As discussed, this has presented challenges that so far we are navigating successfully. But at the same time, it is creating opportunities for us to leverage our positioning and know-how to play a lead role in reshaping the industry as it begins the rebuilding process.

Hopefully, some of this will give you a feel for why we’re so optimistic about the long-term prospects for our beef-related business.

In the meantime, our non-beef business lines continue to grow and prosper. For the past 10 years we’ve been building out a highly diverse and dynamic solutions portfolio, adding new customers for new services, generating new revenue streams and reducing our reliance on the beef industry.

Verifications for pork, dairy and egg operations all increased year over year, and our CARE Certified program continued to attract new customers in a variety of proteins. Similarly, certification activity for Organic, non-GMO, Gluten Free, and Upcycled all showed gains. In addition, we continue to benefit from a unique ability to bundle services – a competitive advantage that saves our customers time and money, contributes to revenue growth, and at the same time helps us strengthen our margins.

Given the growth of our solutions portfolio and customer base, and our optimism about overall business prospects, we believe our shares remain an excellent value at these levels and we expect to continue repurchasing stock in 2026. In 2025 we repurchased 183,016 shares, raising total share buybacks and private purchases since plan inception to 1,374,652 shares totaling $15.2 million in value returned to shareholders.

And with that, I’ll thank you again for joining the call today and open the call to questions. Operator…

Question and Answer Session:

Operator

This concludes today’s conference. You may disconnect your lines at this time, and thank you for your participation.